Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, Avaya Inc., a Delaware corporation (the “Company”), proposes to file with the Securities and Exchange Commission (the “Commission”), under the provisions of the Securities Act of 1933, as amended, a post-effective amendment to each of the following registration statements on Form S-3 (collectively, the “Post-Effective Amendments”): (i) registration statement on Form S-3 (No. 333-106378) and (ii) registration statement on Form S-3 (No. 333-107163) (collectively, the “Registration Statements”), to remove from registration all securities of the Company registered under the Registration Statements which remain unsold as the effective time of the merger of Sierra Merger Corp. with and into the Company.

WHEREAS, each of the undersigned is a director and/or officer of the Company, as indicated by his or her signature.

NOW, THEREFORE, the undersigned hereby constitutes and appoints Pamela F. Craven, Eric M. Sherbet and Frank J. Mahr, and each of them, as attorneys, with full power of submission and re-substitution, for and in the name, place and stead of the undersigned, and in the capacity of the undersigned as a director and/or officer of the Company, to execute and file such Post-Effective Amendments to the Registration Statements, with all exhibits thereto, hereby giving and granting to said attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as the undersigned might or could do if personally present at the doing thereof, herby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated below:

Signature	Title	Date

Director, President and
/s/ Louis J. D’Ambrosio	Chief Executive Officer	October 26, 2007
Louis J. D’Ambrosio	(Principal Executive Officer)

/s/ Caroline Dorsa	Senior Vice President and Chief Financial Officer	October 26, 2007
Caroline Dorsa	(Principal Financial Officer)

/s/ Amarnath K. Pai	Vice President, Finance Operations and Corporate Controller	October 26, 2007
Amarnath K. Pai	(Principal Accounting Officer)

/s/ Bruce R. Bond	Director	October 26, 2007
Bruce R. Bond

/s/ Frank J. Fanzilli	Director	October 26, 2007
Frank J. Fanzilli

/s/ Joseph P. Landy	Director	October 26, 2007
Joseph P. Landy

/s/ Mark Leslie	Director	October 26, 2007
Mark Leslie

/s/ Philip A. Odeen	Director	October 26, 2007
Philip A. Odeen

/s/ Hellene S. Runtagh	Director	October 26, 2007
Hellene S. Runtagh

/s/ Daniel C. Stanzione	Director	October 26, 2007
Daniel C. Stanzione

/s/ Paula Stern	Director	October 26, 2007
Paula Stern

/s/ Anthony P. Terracciano	Director	October 26, 2007
Anthony P. Terracciano

/s/ Michael C. Thurk	Director	October 26, 2007
Michael C. Thurk

/s/ Richard F. Wallman	Director	October 26, 2007
Richard F. Wallman

/s/ Ronald L. Zarrella	Director	October 26, 2007
Ronald L. Zarrella